UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 9, 2021

ENCORE WIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		000-20278	75-2274963
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
1329 Millwood Road
McKinney,	Texas		75069
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WIRE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
The information provided in Item 2.03 is hereby incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 9, 2021, Encore Wire Corporation, a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, and the financial institutions a party thereto as lenders. The Credit Agreement provides for a $200,000,000 five-year revolving credit and letter of credit facility through February 9, 2026, replacing the Company’s prior $150,000,000 revolving credit and letter of credit facility. The Company’s obligations under the Credit Agreement are unsecured. Loans under the Credit Agreement accrue interest at a rate based on either LIBOR or prime, plus a margin based on the Company’s leverage ratio, determined quarterly. The Credit Agreement provides that the Company may request, at any time, subject to the satisfaction of certain conditions, that the aggregate commitments under the Credit Agreement may be increased by up to an additional $100,000,000.
The Credit Agreement contains customary representations, warranties and covenants, including, among others:
•a requirement that the Company maintain a minimum fixed charge coverage ratio;
•a requirement that the Company not exceed a maximum leverage ratio;
•a restriction on creating liens on the assets of the Company and its subsidiaries;
•a restriction on making investments;
•a restriction on the incurrence of debt by the Company and its subsidiaries;
•a restriction on merger, dissolution, liquidation or consolidation of the Company;
•a restriction on sales of the assets of the Company and its subsidiaries;
•a restriction on the Company’s ability to make dividend payments, distributions and redemptions;
•restrictions on the Company’s lines of business; and
•a restriction on transactions with affiliates of the Company.
The Credit Agreement also contains customary events of default. If an event of default occurs and is continuing, the Company may be required to repay the obligations under the Credit Agreement prior to their stated maturity. Lenders holding more than 66 2/3% of the loans and commitments under the Credit Agreement (or all lenders, if there are only two lenders) may elect to terminate the commitments and declare all outstanding obligations under the Credit Agreement to be immediately due and payable upon the occurrence and during the continuation of an event of default.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
The representations, warranties and covenants contained in the Credit Agreement were made only for the purpose of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 9.01 Financial Statements and Exhibits.
(i)Exhibits.

Exhibit Number	Description

10.1
Credit Agreement dated February 9, 2021 by and among the Company, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent and the other lender parties thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

February 16, 2021	By:	/s/ BRET J. ECKERT
Bret J. Eckert, Vice President – Finance, Treasurer, Secretary and Chief Financial Officer